[Loyens & Loeff letterhead]

Exhibit 5.1

OFFICE ADDRESS	26 Throgmorton Street London EC2N 2AN United Kingdom
INTERNET	www.loyensloeff.com

To:

Fiat Chrysler Automobiles N.V.

Fiat House, 240 Bath Road

Slough, SL1 4DX

United Kingdom

re	Dutch law legal opinion – Registration statement on Form S-8
reference	17070708-v2A

London, 16 October 2014

Dear Sir, Madam,

1	INTRODUCTION

We have acted as special counsel on certain matters of Dutch law to the Company (as defined below) in connection with, amongst other things, the registration of the Plan Shares (as defined below) in accordance with the Registration Statement (as defined below).

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:

Company means Fiat Chrysler Automobiles N.V. (formerly known as Fiat Investments N.V.), registered with the Trade Register under number 60372958.

Deed of Issuance means a draft of a deed of issuance of Plan Shares (as attached hereto as Annex A).

Effective Date means the date on which the Merger has become effective being 12 October 2014.

Equity Incentive Plans means (i) the Fiat S.p.A. July 2004 Stock Options to CEO; (ii) the Fiat S.p.A. November 2006 Stock Option Plan and (iii) the Fiat S.p.A. 2012 Long-Term Incentive Plan.

FIAT means Fiat S.p.A., the public company under the laws of Italy which has merged with and into the Company pursuant to the Merger.

Issue Date means the date on which each Deed of Issuance is executed.

Merger means the cross-border statutory merger (grensoverschrijdende juridische fusie) of FIAT with and into the Company.

Plan Shares means the common shares with a nominal value of EUR 0.01 in the share capital of the Company to be delivered pursuant to the Equity Incentive Plans.

Resolutions means the documents listed under paragraphs 5 and 6 of Schedule 1 (Reviewed Documents).

Reviewed Documents means the documents listed in Schedule 1 (Reviewed Documents).

SEC means the United States Securities and Exchange Commission.

Securities Act means the United States of America’s Securities Act of 1933, as amended from time to time.

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the Reviewed Documents, which we consider to be the documents necessary under Dutch law for the purpose of providing the opinions set out in this opinion letter.

3.2	We have undertaken only the following searches and inquiries (the Checks) at the date of this opinion letter:

(a)	an inquiry by telephone at the Trade Register, confirming that no changes were registered after the date of the Post-Merger Excerpt;

(b)	an inquiry by telephone at the bankruptcy clerk’s office (faillissementsgriffie) of the court in Amsterdam, the Netherlands, confirming that the Company is not listed in the insolvency register;

(c)	an online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventie Register) confirming that the Company is not listed on the EU Registrations with the Central Insolvency Register; and

(d)

an online inquiry on the relevant website (http://eur-lex.europa.eu/) of the Annex to Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, all as amended from time to time, confirming that the Company is not listed on such annexes,

which we consider to be the investigations necessary under Dutch law for the purpose of providing the opinions set out in this opinion letter.

3.3	We have not reviewed any documents incorporated by reference or referred to in the Reviewed Documents (unless included as a Reviewed Document) and therefore our opinions do not extend to such documents.

4	NATURE OF OPINION

4.1	We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law. We do not express an opinion on tax law, competition law and financial assistance. The terms the “Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2	Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Deed of Amendment and each Deed of Issuance and on any representations, warranties and other information included in the Deed of Amendment and each Deed of Issuance and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3	In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4	This opinion letter and any non-contractual obligations arising out of or in relation to this opinion letter are governed by Dutch law.

4.5	This opinion letter refers to the date hereof. No obligation is assumed to update this opinion letter or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date of this opinion letter, which may have effect on the opinions set out in this opinion letter.

4.6	This opinion letter is issued by Loyens & Loeff N.V. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 2 (Assumptions) and the qualifications set out in Schedule 3 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status

The Company has been duly incorporated and is validly existing as a naamloze vennootschap (public limited liability company) under Dutch law.

5.2	No insolvency, dissolution, merger or demerger

Based solely on the Pre-Merger Excerpt, the Post-Merger Excerpt and the Checks, the Company is validly existing and has not been dissolved (ontbonden), merged (gefuseerd) involving the Company as disappearing entity, demerged (gesplitst), granted a suspension of payments (surseance verleend), declared bankrupt (failliet verklaard) or been subjected to any insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the 29 May 2000 Council Regulation (EC) No 1346/2000 on Insolvency Proceedings (the Insolvency Regulation).

5.3	Issued share capital

When issued pursuant to a Deed of Issuance and fully paid in accordance with the terms of the Plan Documentation, each Plan Share will have been duly authorised, validly issued, fully paid and will be non-assessable.

6	ADDRESSEES

6.1	This opinion letter is addressed to you in relation to the Registration Statement and may not be disclosed to and relied upon by any other person without our prior written consent. This opinion letter is not to be used or relied upon by you or by any other person for any purpose other than in connection with the filing of the Registration Statement.

6.2	We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Loyens & Loeff N.V. under the heading “Legal Matters” in the Registration Statement. In giving the consent set out in the previous sentence, we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules and regulations of the SEC promulgated thereunder.

Yours faithfully,

Loyens & Loeff N.V.

/s/ Loyens & Loeff N.V.

Schedule 1

REVIEWED DOCUMENTS

1	An excerpt of the registration of the Company in the Trade Register dated 6 October 2014 (the Pre-Merger Excerpt).

2	An excerpt of the registration of the Company in the Trade Register dated 15 October 2014 (the Post-Merger Excerpt).

3	The deed of incorporation of the Company dated 1 April 2014 (the Deed of Incorporation).

4	The deed of amendment (the Deed of Amendment), including the articles of association of the Company dated 11 October 2014 (the Articles).

5	The minutes of the meeting of the board of directors of the Company dated 10 October 2014 (the Board Minutes).

6	The resolution of the general meeting of the Company dated 10 October 2014 (the Shareholder’s Resolution).

7	The documentation regarding the Equity Incentive Plans as attached to the Board Minutes (the Plan Documentation).

8	The final registration statement on Form S-8 in the form to be filed by the Company with the SEC under the Securities Act as attached hereto as Annex B (excluding any documents incorporated by reference herein and any exhibits hereto, other than specifically referred to in this opinion letter, the Registration Statement).

Schedule 2

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1	All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.

1.2	The information recorded in the Pre-Merger Excerpt is true, accurate and complete on the date of the Resolutions.

1.3	The information recorded in the Post-Merger Excerpt is true, accurate and complete on the date hereof and will be true, accurate and complete on the Issue Date (although not constituting conclusive evidence thereof, this assumption with respect to the date hereof is supported by the Checks).

1.4	Each Deed of Issuance will be executed substantially in the form as attached hereto.

1.5	The Registration Statement has been filed with the SEC and was effective automatically pursuant to the Securities Act.

2	Incorporation, existence and corporate power

2.1	The Company has not been listed on the list referred to in article 2 (3) of Council Regulation (EC) No 2580/2001 of 27 December 2001, listed in Annex I to Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time (although not constituting conclusive evidence thereof, this assumption is supported by the Checks).

2.2	The Company has its centre of main interest (as described in the Insolvency Regulation) in the Netherlands and does not have an establishment (as described in the Insolvency Regulation) which has been subjected to any insolvency proceeding or winding up proceeding outside the Netherlands.

2.3	The Company will be validly existing under the laws of the Netherlands on the Issue Date.

2.4	The Deed of Incorporation contains the articles of association (statuten) of the Company in force on the date of the Resolutions (although not constituting conclusive evidence thereof, this assumption, with respect to the date of the Resolutions, is supported by the Pre-Merger Excerpt).

2.5	The Articles are the articles of association (statuten) of the Company in force on the date hereof and on the date of each Deed of Issuance (although not constituting conclusive evidence thereof, this assumption, with respect to the date hereof, is supported by the Post-Merger Excerpt).

3	Consent, approval and corporate authorisations

3.1	The Resolutions (a) correctly reflect the resolutions made by the relevant corporate body of the Company in respect of the transactions contemplated by each Deed of Issuance, (b) have been made with due observance of the Deed of Incorporation and any applicable by-laws and (c) remain in full force and effect.

3.2	No member of the board of directors of the Company has or will have a direct or indirect personal interest which conflicts with the interest of the Company or its business in respect of the entering into each Deed of Issuance.

3.3	The Company has not established, has not been requested to establish, nor is in the process of establishing any works council (ondernemingsraad) and there is no works council, which has jurisdiction over the transactions contemplated by the Reviewed Documents (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Minutes).

4	Execution

Each Deed of Issuance constitutes the document required by Dutch law to validly issue the Plan Shares and will be validly executed by the parties thereto on the Issue Date.

5	Other parties

5.1	Each party to each Deed of Issuance, other than the Company, is validly existing under the laws by which it is purported to be governed on the date hereof or the Issue Date (as applicable).

5.2	Each party to each Deed of Issuance, other than the Company, has all requisite power or capacity (corporate and otherwise) to execute and to perform its obligations under, each Deed of Issuance and each Deed of Issuance has been or will be duly authorised by or on behalf of the parties thereto, other than the Company.

6	Freely distributable reserves and special capital reserves

On the Issue Date, the freely distributable reserves and the special capital reserves of the Company are or will be (as applicable) sufficient to ensure that the nominal value of the Plan Shares issued pursuant to each Deed of Issuance can be fully paid.

7	Validity

Under any applicable laws (other than Dutch law):

(a)	each Deed of Issuance constitute the legal, valid and binding obligations of the parties thereto, and is enforceable against those parties in accordance with its terms; and

(b)	the choice of law and submission to jurisdiction made in each Deed of Issuance is valid and binding.

Schedule 3

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), emergency regulations (noodregeling), other insolvency proceedings and fraudulent conveyance (actio pauliana), reorganisation, and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Accuracy of information

The information obtained from a bankruptcy clerk’s office (faillissementsgriffie) and the online international bankruptcy clerk’s office of the court of The Hague (internationale faillissementsgriffie) does not provide conclusive evidence that the Company has not been granted a suspension of payments, declared bankrupt or subjected to any other insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the Insolvency Regulation. Under the Dutch Bankruptcy Act (Faillissementswet) the declaration of a bankruptcy is effected by a court order, with effect from and including the day on which the bankruptcy order is issued. The clerk of the bankruptcy court is under an obligation to keep a public register in which, among others, extracts from the court orders by which a bankruptcy order is declared are registered. We have made enquiries with the clerk of the bankruptcy court whether the Company is registered as being declared bankrupt in the register kept by the clerk. We have received oral confirmation that this is not the case. Such confirmation, however, does not constitute conclusive evidence that the Company is not declared bankrupt, as a proper registration of a bankruptcy order is not a condition for the bankruptcy order to be effective.

3	Enforceability

3.1	The opinions expressed herein with respect to each Deed of Issuance may be affected by the availability of general defences under Dutch law such as the principles of reasonableness and fairness, modification on grounds of unforeseen circumstances, duress, deceit, mistake, undue influence and, if and to the extent not validly waived, force majeure, the right to suspend performance as long as the other party is in default in respect of its obligations, the right to set-off and the right to dissolve a transaction upon default by the other party.

3.2

A Dutch court will not solely determine the meaning of the provisions of a written agreement by a literal interpretation of the wording, but will also take into account the meaning that the parties in the given circumstances could reasonably ascribe to such provisions and what the parties could reasonably expect from each other. All relevant circumstances should be taken into account, including the sophistication of the parties.

3.3	A Dutch legal entity may invoke the nullity of a transaction if the transaction does not fall within the objects of such legal entity and the other parties to the transaction knew, or without independent investigation, should have known, that such objects were exceeded. In determining whether a transaction falls within the objects of a legal entity all relevant circumstances should be taken into account, including the wording of the objects clause of the articles of association and the level of (direct or indirect) benefit derived by the legal entity.

3.4	In relation to the contractual rights and obligations under an agreement governed by Dutch law:

(a)	notwithstanding any provision to the contrary, such agreement may be amended orally or by the conduct of the parties thereto;

(b)	any provision stating that the rights and obligations thereunder shall bind or enure to the benefit of successors and assignees of any party thereto may not be enforceable in the absence of further agreements to that effect with the successor or assignee;

(c)	notwithstanding any provision in such agreement stipulating that certain documents constitute conclusive evidence, submission of counterproof is generally permitted; and

(d)	a Dutch court has the power to mitigate a contractual penalty.

ANNEX A

draft Deed of Issuance

PRIVATE DEED OF ISSUANCE

relating to the issuance of common shares in the capital of

Fiat Chrysler Automobiles N.V.

PRIVATE DEED OF ISSUANCE OF COMMON SHARES IN THE CAPITAL OF

FIAT CHRYSLER AUTOMOBILES N.V.

Date:

PARTIES:

(1)	— (the Subscriber);

(2)	Fiat Chrysler Automobiles N.V., a public company (naamloze vennootschap) under Dutch law, having its official seat in Amsterdam, the Netherlands, and its registered office address at 240 Bath Road, Fiat House, SL1 4DX Slough, United Kingdom, registered with the Dutch trade register under number 60372958 (the Company).

WHEREAS:

(A)	On 10 October 2014 the board of directors of the Company (the Board) resolved to adopt the Equity Incentive Plans (as defined in the resolution of the Board).

(B)	On 10 October 2014 the general meeting of the Company resolved to grant the Options (as defined in the resolution of the general meeting of the Company).

(C)	This deed concerns an issue of — common shares in the capital of the Company, with a nominal value of EUR 0.01 each (the New Shares), to the Subscriber under the Options in accordance with the Equity Incentive Plans.

(D)	The Subscriber and the Company shall hereby effect the issuance of the New Shares on the terms stated below.

IT IS AGREED:

1	Issuance

1.1	The Company hereby issues the New Shares to the Subscriber on the terms set out in the Equity Incentive Plans and in this deed and the Subscriber hereby accepts the same from the Company.

1.2	The Company shall register the issuance of the New Shares in its shareholders’ register. No share certificates shall be issued for the New Shares.

2	Payment on the New Shares

The Company confirms that the New Shares are paid up in full in accordance with the Equity Incentive Plans.

3	Warranty of the Company

The issuance of the New Shares to the Subscriber is effected with due observance of all statutory provisions and provisions prescribed by the Company’s articles of association and the terms of the Equity Incentive Plans.

4	Rescission

The Company and the Subscriber waive the right to rescind the agreement contained in this deed or to demand rescission thereof in accordance with Section 6:265 of the Dutch Civil Code.

5	Governing law

This deed shall be governed by, and interpreted in accordance with, the laws of the Netherlands.

(signature page follows)

SIGNATURE PAGE

This deed is signed by duly authorized representatives of the parties:

Signed for and on behalf of the Subscriber by,

Name:

Signed for and on behalf of the Company by,

Name: Title:

ANNEX B

Form S-8 Registration Statement

[omitted]